EXHIBIT 23.2

Cole Samsel & Bernstein, LLC
Certified Public Accountants
72 Essex Street
Lodi, NJ 07644
(201) 368-9300

Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentleman:

          We hereby consent to the use of our report dated July 6, 2005 relating to the restated financial statements of Bridge Oncology Products, Inc. for the year ended June 30, 2005 in the Registration Statement on Form SB-2 dated March 2, 2006 of Somanta Pharmaceuticals, Inc.

Signed,

/s/ Cole, Samsel & Bernstein LLC

COLE, SAMSEL & BERNSTEIN LLC

March 1, 2006